Cheviot




Contact:          Thomas J. Linneman                       For immediate release
                  513-661-0457



       Cheviot Financial Corp. Reports Fourth-Quarter and Annual Earnings


CINCINNATI, Ohio - January 29, 2009 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the fourth fiscal quarter of 2008 of $422,000, or $0.05 per share compared with net earnings of $173,000, or $0.02 per share for the fourth fiscal quarter of 2007. For the year ended December 31, 2008 net earnings totaled $1.4 million, or $0.16 per share compared with net earnings of $926,000, or $0.10 per share for the comparable period in 2007. The increase in net income during the three and twelve months ended December 31, 2008 as compared to the periods ended December 31, 2007 reflect the positive impact of a steeper yield curve on Cheviot Savings Bank net interest income, partially offset by higher provisions for losses on loans reflecting the general weakening of the local economy and the higher dollar amount of loans in the Bank's portfolio in 2008 as compared to 2007.

The earnings per share for the three and twelve months ended December 31, 2008 were based on weighted average shares outstanding of 8,661,475 and 8,684,509 as compared with weighted average shares outstanding of 8,734,930 and 8,904,177 for the comparable 2007 periods.

The $249,000 increase in 2008 fourth quarter net earnings is due to a $372,000 increase in net interest income after the provision for losses on loans, an increase in other income of $8,000, which were partially offset by an increase in general, administrative and other expenses of $77,000 and an increase in the provision for federal income taxes of $54,000.

For the year ended December 31, 2008, the Company's increase in earnings generally reflected an increase of $1.3 million in net interest income, which was partially offset by an increase in the provision for losses on loans of $552,000, a decrease of $42,000 in other income, an increase of $73,000 in general, administrative and other expenses and an increase in the provision for federal income taxes of $164,000. The increase in the provision for losses on loans is a reflection of economic factors and the allocation of approximately $458,000 in reserves for real estate acquired through foreclosure during the year ended December 31, 2008. At December 31, 2008, the allowance for losses on loans was 38.4% of nonperforming loans and 0.26% of total loans.

In January 2008, the Company announced a stock repurchase plan which provided for the repurchase of 5% or 447,584 shares of our common stock. As of December 31, 2008, the Company had purchased 79,170 shares pursuant to the plan at an average price of $9.16.

At December 31, 2008, Cheviot Financial Corp. had consolidated total assets of $332.0 million, total liabilities of $263.8 million, including deposits of $216.0 million. Shareholders' equity totaled $68.2 million, or 20.6% of total assets. At December 31, 2008, Cheviot Savings Bank exceeded all regulatory capital requirements necessary to be considered "well-capitalized".

Cheviot Savings Bank was established in 1911 and currently has six full-service offices in Hamilton County, Ohio.

                                      # # #


Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

                             Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                                   December 31,          December 31,
                     ASSETS                                                2008                  2007

Cash and cash equivalents                                             $  10,013             $   9,450
Investment securities                                                    38,472                45,492
Loans receivable                                                        268,483               249,832
Other assets                                                             15,032                14,286
                                                                      ---------             ---------
      Total assets                                                    $ 332,000             $ 319,060
                                                                      =========             =========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                              $ 216,048             $ 219,526
Advances from the FHLB                                                   44,604                28,665
Other liabilities                                                         3,116                 2,949
                                                                      ---------             ---------
      Total liabilities                                                 263,768               251,140

Shareholders' equity                                                     68,232                67,920
                                                                      ---------             ---------
      Total liabilities and shareholders' equity                      $ 332,000             $ 319,060
                                                                      =========             =========




                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                                          Three months ended                Twelve months ended
                                                             December 31,                       December 31,
                                                        2008              2007             2008             2007

Total interest income                                  $ 4,537          $ 4,522           $18,058          $17,791
Total interest expense                                   1,958            2,469             8,445            9,499
                                                       -------          -------           -------          -------
      Net interest income                                2,579            2,053             9,613            8,292

Provision for losses on loans                              255              101               668              116
                                                       -------          -------           -------          -------
      Net interest income after provision
       for losses on                                    l2,324            1,952             8,945            8,176

Other income                                               142              134               503              545
General, administrative and other expense                1,910            1,833             7,440            7,367
                                                       -------          -------           -------          -------
      Earnings before federal income taxes                 556              253             2,008            1,354

Federal income taxes                                       134               80               592              428
                                                       -------          -------           -------          -------
      NET EARNINGS                                     $   422          $   173           $ 1,416          $   926
                                                       =======          =======           =======          =======
Earnings per share - basic and diluted                 $  0.05          $  0.02           $  0.16          $  0.10
                                                       =======          =======           =======          =======